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                   Baxter International Inc. and Subsidiaries

         Exhibit 12 - Computation of Ratio of Earnings to Fixed Charges
                    (Unaudited - in millions, except ratios)
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Year ended December 31                                                           1994      1993(2)      1992      1991        1990
Income from continuing operations
  before income tax expense and
  cumulative effect of accounting change                                         $801       $(330)      $753      $688         $16
Add:
  Interest costs                                                                  242         232        221       231         264
  Estimated interest included
   in rentals (1)                                                                  43          44         43        36          35
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Fixed charges as defined                                                          285         276        264       267         299
 Interest costs capitalized                                                        (5)        (10)       (10)       (9)         (5)
 Losses of less than majority owned
   affiliates, net of dividends                                                    18          27         34        32          22
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Income as adjusted                                                             $1,099        $(37)    $1,041      $978        $332
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Ratio of earnings to fixed charges                                               3.86        (.13)      3.94      3.66        1.11
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Six months ended June 30                                                                                                      1995

Income before income taxes                                                                                                    $429
Add:
  Interest  costs                                                                                                              107
  Estimated interest included in rentals(1)                                                                                     22
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Fixed charges as defined                                                                                                       129
  Interest costs capitalized                                                                                                    (3)
 Losses of less than majority
  owned affiliates, net of dividends                                                                                             3
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 Income as adjusted                                                                                                           $558
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Ratio of earnings to fixed charges                                                                                            4.32
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
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(1) Represents the estimated interest portion of rents.
(2) Earnings were inadequate to cover fixed charges for the year-ended December
31, 1993, due to the provision for the restructuring program costs.  The amount of the coverage deficiency is $313 million.
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